UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2026

SS INNOVATIONS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	001-42615	47-3478854
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405, 3rd Floor, iLabs Info Technology Centre Udyog Vihar, Phase III Gurugram, Haryana India	122016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +91 73375 53469

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SSII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K (this “Current Report”), the terms “SSi,” “the Company,” “we,” “us” and “our” refer to SS Innovations International, Inc. and its subsidiaries.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of new Chief Financial Officer

Effective November 6, 2026, Gary G. Lo joined the Company as its new Chief Financial Officer. Mr. Lo will be based in the United States. Mr. Lo, 56, has more than three decades of financial and executive leadership experience across medical technology, healthcare, robotics, enterprise software and global technology businesses. Prior to joining the Company, from January 2026 to March 2026, Mr. Lo served as Chief Financial Officer of Subsense, Inc., a deep-technology company developing a bidirectional brain-computer interface. He previously served as Chief Financial Officer of Beyeonics Vision, a commercial-stage medical technology company developing a fully digital microscope for ophthalmic surgery, from March 2025 to December 2025. From January 2022 to July 2024, he served as Vice President of Finance and subsequently Chief Financial Officer of Cellares Corporation, a cell therapy manufacturing robotics company, where he oversaw finance, accounting, investor relations, human resources, procurement and information technology and led the company’s $255 million Series C financing in August 2023. From January 2018 to December 2021, Mr. Lo served as Vice President of Finance for Legrand’s Building Control Systems division, a global business with operations in North America and Asia. From 2014 to 2017, he served as Vice President of Business Development (M&A) and IT at Sparta Systems, and from 2013 to 2014, he served as Chief Financial Officer of 1WorldSync, a global cloud-based product data management company. Previously, Mr. Lo held progressively senior finance and technology leadership positions at Johnson & Johnson from 2003 to 2013, including Finance and IT Director for Vision Care Asia Pacific, as well as finance leadership positions at Siebel Systems from 2000 to 2003 and Boston Scientific from 1996 to 2000. Mr. Lo began his career as a senior auditor at PwC, where he worked from 1992 to 1996. A CPA, he holds a Master of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Science in Accounting, magna cum laude, from Boston College.

The Company and Mr. Lo entered into an employment agreement (the “Employment Agreement”) effective November 6, 2026 (the “Effective Date”). Mr. Lo’s employment under the Employment Agreement is at-will. The Employment Agreement provides for annual base compensation of $400,000. Mr. Lo will be eligible for an annual cash bonus with a target amount of 50% of his base salary, based on achievement of certain performance criteria and subject to the terms of the Employment Agreement. In addition, the Employment Agreement provides for Mr. Lo to receive a grant of options under the Company’s 2026 Incentive Stock Plan (the “Incentive Plan”) to purchase 500,000 shares of the Company’s common stock. The options will vest in four annual installments commencing on the first anniversary of the Effective Date, subject to Mr. Lo’s continued employment by the Company and the other terms and conditions of the Incentive Plan. The options will have an exercise price of $2.11 per Share (fair market value as defined in the Incentive Plan), and will expire ten (10) years from the Effective Date. If Mr. Lo’s employment is terminated by the Company without “Cause” (as defined in the Employment Agreement), and subject to his execution of a release, he will be eligible for severance equal to three (3) months of base salary then in effect if the termination occurs before the first anniversary of the Effective Date, or six (6) months of base salary then in effect if it occurs on or after the first anniversary of the Effective Date. Mr. Lo also entered into a Confidentiality, Non-Disclosure and Assignment of Inventions Agreement with the Company.

The above summary of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Appointment of Dr. Vishwajyoti P. Srivastava as President

Effective November 6, 2026, the Company appointed Dr. Vishwajyoti P. Srivastava, M.D., who had been serving as the Company’s Chief Executive Officer – Asia Pacific, as President of the Company. In connection with his appointment, Dr. Srivastava has relocated to the United States, where he will be based in Denver, Colorado. As President, Dr. Srivastava will oversee and coordinate the Company’s efforts to obtain regulatory approval to market its SSi Mantra robotic surgical system in the United States and the European Union. He will also prepare the Company to enter those markets following receipt of those approvals.

Biographical information regarding Dr. Srivastava is set forth in under the caption “Directors, Executive Officers and Corporate Governance” in Item 10 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 10, 2026.

Dr. Srivastava is the son of Dr. Sudhir Srivastava, the Company’s Chairman and Chief Executive Officer. There are no other family relationships among the Company’s executive officers and directors.

In connection with his appointment as President and relocation, the Board of Directors authorized an increase in Dr. Srivastava’s base salary to $500,000. The Company and Dr. Srivastava are also negotiating the other terms of a new employment agreement, which will be disclosed in and filed as an Exhibit to a Current Report on Form 8-K, when completed and executed.

On November 13, 2026, the Company issued a press release announcing the appointment of Mr. Lo and the promotion of Dr. Srivastava.

A copy of the press release is included as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between SS Innovations International, Inc. and Gary G. Lo, effective November 6, 2026+
99.1	Press Release, dated November 13, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2026	SS INNOVATIONS INTERNATIONAL, INC.

	By:	/s/ Sudhir Srivastava
Sudhir Srivastava, M.D.
Chairman and Chief Executive Officer

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